UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): June 1, 2016

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   Equity Compensation Grants. On February 9, 2016, the Compensation Committee of ION Geophysical Corporation (the “Company”) approved a matching share program (the “Program”) applicable to participating officers of the Company, including the Company's executive officers (collectively, the “Participants”). See Form 8-K filed on February 16, 2016, for complete details and conditions.
In accordance with the Program, on June 1, 2016, the Company granted shares of the Company's restricted stock under the Company’s Amended and Restated 2013 Long-Term Incentive Plan (the “2013 Plan”). The table below shows the grants on that date to the current executive officers of the Company:

Executive Officer	Title	Shares of Restricted Stock (#)
R. Brian Hanson	President and Chief Executive Officer	20,000
Steven A. Bate	Executive Vice President and Chief Financial Officer	10,000
Colin T. Hulme	Executive Vice President, Ocean Bottom Services	6,000
Jamey S. Seely	Executive Vice President, General Counsel & Corporate Secretary	10,000
Christopher T. Usher	Executive Vice President and Chief Operating Officer, E&P Operations Optimization	1,300
The grants of shares of restricted stock will vest in one-third increments each year, over a three-year period. During the period that the restricted stock has not yet vested, holders of shares of restricted stock are entitled to the same voting rights as all other holders of common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016	ION GEOPHYSICAL CORPORATION
	By:	/s/ JAMEY S. SEELY
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary